[vodafone LOGO]                        [AirTouch LOGO]


                      FOR IMMEDIATE RELEASE - JANUARY 17, 1999

PART I


                           VODAFONE AND AIRTOUCH MERGER
                 TO CREATE GLOBAL MOBILE TELECOMMUNICATIONS LEADER


-    Merger of equals to create a mobile telecommunications leader
-    Combined current market capitalisation of some $110 billion (L67 billion)
- Agreed equity split of approximately 50 percent to Vodafone and 50 percent to AirTouch
- AirTouch shareholders to receive 5 new ordinary Vodafone shares (0.5 ADR) + $9 cash for each AirTouch share, representing a current value for each AirTouch common share of $97 (based on the closing ADR price on 15 January 1999 of $176)
- Integrated board and management team: Sam Ginn to be Non-Executive Chairman and Chris Gent to be CEO
-    Third largest UK public company
- Global reach with operations in 23 countries and over 23 million mobile customers
-    Unparalleled pan-European footprint
- Aims for continued rapid growth and expansion through acquisitions, new licences and leadership in next generation mobile technology
- Significant cost and revenue synergies expected to be realised through the scope and scale of the combined operations
- Transaction expected to be tax free for US purposes to AirTouch shareholders in respect of the share consideration


Vodafone Group Plc ("Vodafone") and AirTouch Communications, Inc. ("AirTouch") announced on 15 January 1999 that they had agreed to join forces to create the world's leading mobile telecommunications group.

Chris Gent, Chief Executive of Vodafone, described the Merger as a "superb alliance of the two leading global mobile operators. We share a vision of mobile communications as the principal platform for voice and data communications into the next century and the combined group will have the people and assets to realise this vision."

Sam Ginn, AirTouch Chairman and CEO, said, "Our exciting journey continues as we live out our vision of creating the world's premier wireless company. Vodafone AirTouch will have the size and financial resources to take advantage of future opportunities, making the company a leading force not only within wireless but throughout the telecommunications industry."

The two companies intend to unite their global operations through an agreed merger of equals. The executive management of the new group will be headed by Vodafone Chief Executive Chris Gent, who will be Chief Executive Officer of the new group, and the board will be chaired by AirTouch Chairman and CEO Sam Ginn. Vodafone and AirTouch will each appoint seven of the combined company's 14 board members and the management team will consist of both Vodafone and AirTouch representatives.

Under the terms of the definitive agreement, which has been approved by each company's Board of Directors, AirTouch shareholders will be entitled to receive 5 new Vodafone ordinary shares (equivalent to 0.5 of a Vodafone American Depository Receipt ("ADR")), in the form of ADRs, plus $9 in cash for each AirTouch common share held at closing, subject to rebalancing between stock and cash under certain circumstances. Vodafone shareholders and AirTouch shareholders will each own approximately 50 percent of the combined company.

The combined enterprise, which is the product of one of the largest ever telecommunications mergers, will be called Vodafone AirTouch Plc. It will be headquartered in Newbury, England, with San Francisco, California serving as US/Asia Pacific regional headquarters and technical centre for the combined group.

Vodafone's EBITDA (proportional to its equity stakes) for the year ended 31 March 1998 was L919m ($1,516m) and AirTouch's historical proportionate EBITDA for the same period was L1,133m ($1,869m). On a pro forma basis for the year ended 31 March 1998, the combined group had proportionate revenues of L5,995m ($9,892m) and EBITDA of L2,052m ($3,386m). Further financial information is contained in Appendix 1. The current combined market capitalisation of $110 billion (L67 billion) would make the group the third largest publicly traded company in the UK and one of the world's top ten telecommunications companies by market capitalisation.

The Merger is expected to deliver post-tax cashflow savings of approximately L200m per annum ($330m) by the year ending 31 March 2002, resulting in a net present value of approximately L2.1 billion ($3.5 billion), together with significant additional cashflow benefits from revenue enhancements and new products. Moreover, the Merger provides an outstanding platform for rapid growth and expansion, accelerating customer growth through acquisitions, new licences and leadership in next generation mobile technology.

The Merger is expected to benefit employees, customers and stockholders.

Vodafone and AirTouch intend to publish detailed information on the merger for shareholders in approximately three months. Subject to shareholder approval and regulatory consents, closing of the merger is targeted for early in the second half of 1999.

A summary of the principal terms of the Merger is set out in Part II of this release. Information on Vodafone and AirTouch is contained in Part III. Summary combined financial information is set out in Appendix 1.

For ease of reference, in this document, all currency conversions between pounds sterling and US dollars have been made at a rate of $1.65:L1. Please note that Vodafone's financials are quoted in UK GAAP and AirTouch's in US GAAP.

Vodafone is being advised by Goldman Sachs International. AirTouch is being advised by Morgan Stanley Dean Witter & Co.

All Vodafone corporate news releases can be accessed at Vodafone's web site: http://www.vodafone.co.uk. All AirTouch corporate news releases can be accessed at AirTouch's web site: http://www.airtouch.com.


 ENQUIRIES:

 Vodafone Group Plc - 44 1635 33251        AirTouch Communications, Inc.
                                           1 415 658 2200

 Terry Barwick - Mobile 44 836 200 022     PRESS CONTACTS:
                                           Kathy Reinhart - 1 415 658 2042
                                           Jonathan Marshall - 1 415 658 2209

                                           INVESTOR RELATIONS CONTACTS:
                                           April Walden - 1 415 658 2033
                                           Sue Pirri - 1 415 658 2040
                                           Sonali Sen - 1 415 658 2041

 Goldman Sachs International -             Morgan Stanley Dean Witter & Co.
 44 171 774 1000                           (US) -
                                           1 212 761 4000

 Scott Mead                                Paul Taubman
 Simon Dingemans                           Scott Matlock
 Evan Newmark

 Brunswick Group Ltd (London) -
 44 171 404 5959

 Alan Parker
 Louise Charlton

 Brunswick Group Ltd (New York)-
 1 212 333 3810

 Lucas van Praag
 Hank Spring

 Tavistock Communications - 44 171 600 2288

 Tim Brown - Mobile 44 836 611 740

GOLDMAN SACHS INTERNATIONAL, WHICH IS REGULATED IN THE UK BY THE SECURITIES AND FUTURES AUTHORITY LIMITED, IS ACTING FOR VODAFONE IN CONNECTION WITH THE MERGER AND FOR NO ONE ELSE AND WILL NOT BE RESPONSIBLE TO ANYONE OTHER THAN VODAFONE FOR PROVIDING THE PROTECTIONS AFFORDED TO CUSTOMERS OF GOLDMAN SACHS INTERNATIONAL OR FOR PROVIDING ADVICE IN RELATION TO THE MERGER.

PART II

1.   INTRODUCTION

Under the terms of the Merger:

AirTouch shareholders will be entitled to receive 5 new Vodafone ordinary shares (equivalent to 0.5 of a Vodafone American Depository Receipt (ADR)), plus $9 in cash for each AirTouch common share held at closing, subject to rebalancing between stock and cash in certain circumstances (see paragraph 5). Such new Vodafone shares will be delivered in the form of Vodafone AirTouch ADRs, which will each represent 10 Vodafone AirTouch ordinary shares.

Following the Merger, Vodafone shareholders and AirTouch shareholders will each own approximately 50 percent of the capital of the combined company.

Vodafone will be re-named Vodafone AirTouch Plc ("Vodafone AirTouch").

Vodafone AirTouch's shares will remain listed on the London Stock Exchange and on the New York Stock Exchange in the form of American Depository Receipts. Vodafone AirTouch will apply for the new shares to be issued to AirTouch's shareholders in connection with the Merger to be listed on the London Stock Exchange and for the American Depository Receipts to be listed on the New York Stock Exchange on which its existing ADRs are currently listed.

The transaction is expected to be tax free for US purposes to AirTouch shareholders in respect of the share consideration.


2.   BACKGROUND TO AND REASONS FOR THE MERGER

The market for mobile communications is undergoing rapid growth as it has developed into a mass market service. Consumers have grasped the fundamental attractions of mobile telephony, with lightweight, secure, attractive equipment. Current market expectations are for mobile penetration rates of 50 percent of the population in the markets of most developed countries by the year 2003. It is widely anticipated that over time mobile voice telephony will replace large amounts of traffic currently carried by fixed line networks.

In addition to the acceleration of growth in the mobile communications industry, the trend towards globalisation creates significant potential for telecommunications providers who are capable of reaching across borders and customer groups. The ability to leverage scale and scope provides global operators with significant operating efficiencies and revenue benefits. As mobile telephony enters its next phase - the development of next generation technology and mobile broadband data - the global operators will be best positioned to capitalise on growth in the industry.

Vodafone and AirTouch have worked well together in a variety of contexts, most notably as partners in Sweden and Egypt. The proposed transaction will join together two strong companies with a joint focus on mobile communications and a shared vision of global excellence and leadership. Vodafone AirTouch will have an unparalleled global footprint of mobile telephony assets, with significant management, operational and technical expertise to capitalise on growth in the dynamic voice and data mobile telecommunications sector.

3.   BENEFITS OF THE MERGER

GLOBAL REACH

The combination of Vodafone and AirTouch will:

- Create a global mobile group with a significant presence in the US, Europe, Asia, Africa and Australia
- Provide a nearly complete pan-European footprint with holdings in 11 European countries including all its major markets
- Given its scale and scope, become a more attractive partner for other international fixed and mobile telecommunications providers as well as hardware and software suppliers
- Become the "operator of choice" for international companies, business travellers and travel-minded consumers

GROWTH PROSPECTS

The new group will:

- Continue to be focused on mobile voice and data communications, two of the fastest growing segments in the telecommunications industry
- Be very well positioned for the next phase of growth in mobile communications - the development of 3G next generation services
- Have the financial resources to enable it to continue to invest in its networks while pursuing other opportunities to grow organically and through acquisitions

ADDITIONAL REVENUE AND COST BENEFITS

The new group expects to realise significant cost and revenue synergies over the next several years. Based on a preliminary evaluation, the Merger is expected to deliver post-tax cashflow savings of approximately L200m per annum ($330m) by the year ending 31 March 2002, resulting in a net present value of approximately L2.1 billion ($3.5 billion), together with significant cashflow benefits from revenue enhancements and new products.

Expected benefits include:

-    Global purchasing and operating efficiencies including:

     - volume discounts on worldwide purchases of cellular handsets, cellular infrastructure and other assets
     - savings in the development and acquisition of 3G next generation mobile handsets, infrastructure, software and other assets
     - efficiencies in the creation of a contiguous European transit network and lower leased line costs

-    Revenue enhancements through:

     -    optimisation of European, transatlantic and global roaming
     -    improved coverage of global corporate accounts
     -    application of global best practices

4.   MERGED GROUP BOARD AND HEADQUARTERS

Vodafone AirTouch will be managed by current Vodafone and AirTouch executives. Chris Gent, the Chief Executive of Vodafone, will become Chief Executive of Vodafone AirTouch Plc.

In addition to Chris Gent, the executive management team of Vodafone AirTouch will consist of five executives all of whom will sit on the board. Ken Hydon, Vodafone Finance Director, will serve as CFO of the group. Arun Sarin, AirTouch President and COO, will serve as CEO for the US/Pacific Asia Region and head of technical strategy. Julian Horn-Smith, Managing Director of Vodafone Group International, will serve as CEO for Europe/Africa/Middle East Region. David Channing Williams, Managing Director of Vodafone Ltd., will serve as CEO for the UK Region. Mohan Gyani, AirTouch CFO, will be the Head of Corporate Strategy.

Sam Ginn, the Chairman and CEO of AirTouch, will be appointed non-executive Chairman of the combined group. Lord MacLaurin of Knebworth, Chairman of Vodafone, will become Deputy Chairman of Vodafone AirTouch, and in addition to Mr Ginn and Lord MacLaurin there will be six other non-executive Directors, two from Vodafone and four from AirTouch.

In the period to closing, Messrs Gent and Ginn, on behalf of the boards of directors of Vodafone and AirTouch, will assume management and oversight of the integration planning of the two companies' activities to the extent permissible under antitrust and regulatory laws.

Vodafone AirTouch, incorporated in the UK, will have its headquarters in Newbury, England. One California Street, San Francisco will serve as US/Asia Pacific regional headquarters and the Group technical centre.


5.   STRUCTURE OF THE TRANSACTION

The Merger will be effected in accordance with the terms of an Agreement and Plan of Merger dated as of 15 January 1999 (the "Merger Agreement").

Under the terms of the Merger, each share of common stock of AirTouch will be exchanged for 5 new Vodafone AirTouch ordinary shares to be delivered in the form of 0.5 of a ADR. AirTouch shareholders will in addition receive a cash payment of $9 per share.

The Merger Agreement provides for these terms to be rebalanced in certain circumstances in order to preserve AirTouch shareholders' tax-free treatment for US purposes of the receipt of Vodafone AirTouch ordinary shares or ADRs. AirTouch and Vodafone have agreed to use their reasonable efforts to achieve such treatment without a rebalancing. If such rebalancing is nevertheless necessary, the exchange ratio of 5 new Vodafone shares (0.5 ADRs) for each share of AirTouch common stock would be subject to a downward adjustment and the cash payment of $9 would be subject to a corresponding upward adjustment on the basis of the 15 January 1999 Vodafone closing ADR price of $176. In the event that, under this mechanism, the cash payment would need to increase to greater than $13 per AirTouch share, Vodafone has the right to permit such increase at its sole discretion. If Vodafone does not permit such increase, AirTouch will have the right to terminate the agreement. AirTouch intends to seek a tax ruling from the U.S. Internal
Revenue Service that, if obtained, would make it unlikely that this right will arise.

6.   MERGER AGREEMENT

The Merger Agreement sets out the conditions to the closing of the Merger. It also contains certain termination rights, mutual representations and warranties and various covenants relating to the operation of the businesses of Vodafone and AirTouch in the period until closing.

The Merger Agreement requires Vodafone and AirTouch to effect the Merger unless any one of the conditions to the implementation of the Merger is not satisfied or waived by 31 December 1999 subject to extension in the case of regulatory consents to 31 March 2000. The Merger Agreement also provides for limited termination rights, and termination fees to be paid by one party to the other in certain circumstances.

PRINCIPAL CONDITIONS

- The conditions to the implementation of the Merger include necessary Vodafone and AirTouch shareholder approvals, receipt of certain regulatory approvals and tax opinions and the absence of any governmental order prohibiting the Merger.

TERMINATION RIGHTS

The circumstances in which either party is able to terminate the Merger include:

- If either AirTouch or Vodafone shareholders do not approve the Merger and related transactions;
- If the other party's board recommends another superior acquisition offer for that party;
- If the board of the other party withdraws or adversely modifies its recommendation of the Merger; or
- If there is a material breach of representation, covenant or warranty by the other party.

TERMINATION PAYMENTS

- The parties have agreed that AirTouch will make a payment to Vodafone of up to US$1.0bn if the Merger Agreement is terminated in the following circumstances:

     - AirTouch fails to obtain its shareholders' approval of the Merger at a time when a third party has made an alternative proposal;
     - the directors of AirTouch recommend an alternative transaction, withdraw or adversely amend their approval of the Merger; or
     - AirTouch wilfully and intentionally breaches one of its covenants or warranties with the result that one of the conditions to the implementation of the Merger is not satisfied

- The parties have agreed that Vodafone will make a payment to AirTouch of US$225 million if the Merger Agreement is terminated in similar circumstances or if the Vodafone shareholders do not approve the Merger.

7.   ACCOUNTING AND REPORTING IMPLICATIONS

It is intended that Vodafone AirTouch will have a March financial year-end. The accounts of the group will be published in pounds sterling and will be prepared in accordance with UK GAAP, with a reconciliation to US GAAP. The combined group will initially report semi-annually and will move to a quarterly basis within two years from closing.

PART III

INFORMATION ON VODAFONE GROUP PLC


KEY FACTS

- Vodafone Group Plc is a leading global provider of mobile telecommunications services. Vodafone owns interests in mobile operations in the United Kingdom, Australia, Egypt, France, Germany, Greece, Malta, the Netherlands, New Zealand, Fiji, South Africa, Sweden, and Uganda as well as an interest in the Globalstar satellite system. Vodafone ventures serve almost 10 million customers based on its ownership share of its global ventures.
- Cellular network interests in 13 countries in Europe, Africa and Australasia
-    Introduced cellular technology into UK on 1 January 1985
-    Revenues for the twelve month period to 30 September 1998 - L2,870 million
- Total Group operating profit for the twelve month period to 30 September 1998 - L816 million
-    Over 11,500 employees world-wide at end of 1998
- World-wide customer base of approximately 9.5 million proportionate customers

UNITED KINGDOM ACTIVITIES

-    UK market leader since 1986

-    Over 5 million UK customers
- World's first network operator to introduce a GSM network and international roaming
- Successful implementation of Pay as You Talk pre-pay service which now has over 1.3 million users
- Current Financial Year capital expenditure on UK network expected to be around L345 million
- UK Distribution now showing significant benefits from re-organisation into three businesses each concentrating on a particular market segment:

     - Vodafone Retail - concentrating on consumers and small to medium sized businesses through 240 owned specialist retail stores
     - Vodafone Connect - addressing individual consumers and small to medium sized businesses through independent retailers and dealers
     - Vodafone Corporate - targeting major corporate accounts through a direct sales force

- Vodafone Value Added Service companies provide customers with a broad and expanding range of specialist data, voice mail and information services

VODAFONE INTERNATIONAL ACTIVITIES

- Network interests in Australia, Egypt, Fiji, France, Germany, Greece, Malta, the Netherlands, New Zealand, South Africa, Sweden and Uganda

-    International capital expenditure and investment now over L2.3 billion

-    International customer base now approaching 4.3 million - doubled in 1998

-    International interests licensed to serve over 300 million people

- International contributed approximately a third of group operating profits in the six month period to 30 September 1998

-    Strong international customer and earnings growth continues

- International strategy of increasing interests in core cellular investments and seeking new opportunities through cellular bids and licences wherever these will enhance shareholder value

-    Stakeholder in Globalstar satellite consortium

INFORMATION ON AIRTOUCH COMMUNICATIONS, INC.


KEY FACTS*

- AirTouch Communications is the largest wireless company in the world based on the total number of customers served by its ventures. AirTouch owns interests in cellular, paging, and personal communications services in the United States, Belgium, Egypt, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain, and Sweden, as well as an interest in the Globalstar satellite system. AirTouch serves over 17 million customers based on its ownership share of its global ventures.

- Cellular, PCS and paging interests in 13 countries in North America, Europe, Asia and Africa. Ventures are licensed to serve more than 700 million people

- World-wide proportionate customer base of 17.6 million at end of 1998. More than 40 million total venture customers

-    12 month revenues to September 30, 1998 -- $7.1 billion

-    12 month net income to September 30, 1998 -- $472 million

-    12 month capital spending to September 30, 1998 -- $1.8 billion

-    More than 12,500 employees worldwide at end of 1998

- 15 years' experience as a mobile pioneer, with expertise in all major technologies

UNITED STATES ACTIVITIES

- 11.8 million proportionate U.S. cellular, PCS and paging customers by end of 1998

- Cellular and PCS service in 25 states, including 22 of top 30 metropolitan markets

- U.S. cellular EBITDA margins were 44 percent for 12 months through September 30, 1998, among the best in the industry

-    Digital service offered in all major cellular and PCS markets

- PrimeCo PCS partnership with Bell Atlantic provides service in over 30 cities

- Roaming agreements provide seamless service to AirTouch customers across the country

- Only U.S. paging company to achieve and maintain positive net income and free cash flow

- AirTouch has an equity stake in, and North American service provider rights to, Globalstar satellite system



* Note: all AirTouch financial results above are proportionate, pro forma for AirTouch's April 6 1998 acquisition of the US cellular business and the 25% interest in PrimeCo of Media One Group, Inc. unless otherwise noted.

AIRTOUCH INTERNATIONAL ACTIVITIES

- Network interests in Belgium, Egypt, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain, Sweden

- Proportionate customer base over 5.7 million by end of 1998--up 83 percent in one year

-    International interests licensed to serve more than 550 million people

- Contributed 40 percent of total company revenue for 12 months ending September 30, 1998

- International strategy of increasing interests in core cellular investments and seeking new license opportunities wherever these will enhance shareholder value

- AirTouch leverages best practices of each venture to improve performance throughout company

APPENDIX 1

PRO FORMA SUMMARISED PROFIT AND LOSS ACCOUNT,
NET ASSETS, NET DEBT AND CASH FLOW INFORMATION

PROFIT AND LOSS ACCOUNT


                                                                   FOR THE SIX
                                           FOR THE YEAR ENDED     MONTHS ENDED
                                                31 MARCH         30 SEPTEMBER(i)
                                          --------------------  -----------------
                                               1997       1998              1998
                                          L'MILLION  L'MILLION         L'MILLION
TURNOVER
Vodafone                                      1,749      2,471             1,563
AirTouch                                      1,599      2,252             1,678
                                          ---------  ---------          --------
Combined                                      3,348      4,723             3,241
                                          ---------  ---------          --------
                                          ---------  ---------          --------

TOTAL GROUP OPERATING PROFIT
Vodafone                                        539        686               455
AirTouch                                        361        599               477
                                          ---------  ---------          --------
Combined*                                       900      1,285               932
                                          ---------  ---------          --------
                                          ---------  ---------          --------

PROPORTIONATE TURNOVER
Vodafone                                      2,234      2,874             1,761
AirTouch                                      2,545      3,121             2,277
                                          ---------  ---------          --------
Combined                                      4,779      5,995             4,038
                                          ---------  ---------          --------
                                          ---------  ---------          --------

PROPORTIONATE EBITDA
Vodafone                                        718        919               560
AirTouch                                        787      1,133               904
                                          ---------  ---------          --------
Combined                                      1,505      2,052             1,464
                                          ---------  ---------          --------
                                          ---------  ---------          --------

Notes:

* No account has been taken of the impact of acquisition accounting on the combined total group operating profit.

(i) AirTouch's results for the six months ended 30 September 1998 include the impact of the acquisition of the US cellular business and the 25% interest in PrimeCo of Media One Group, Inc. on 6 April 1998 for US$ 5.9 billion, including indebtedness.
(ii) Turnover and total group operating profit in respect of Vodafone have been extracted from the audited financial statements for the year ended 31 March 1997 (restated) and year ended 31 March 1998 and the unaudited interim report for the six months to 30 September 1998. Vodafone's proportionate turnover and EBITDA are derived from publicly available unaudited information.
(iii) Turnover, total group operating profit and proportionate turnover and EBITDA in respect of AirTouch for the year ended 31 March 1997 have been derived from the audited financial statements for the year ended
       31 December 1996 adjusted to deduct the results of the quarter ended
       31 March 1996 (derived from AirTouch's unaudited Form 10-Q for the quarter ended 31 March 1996) and to add the results of the quarter ended 31 March 1997 (derived from AirTouch's unaudited Form 10-Q for the quarter ended 31 March 1997). Turnover, total group operating profit and proportionate turnover and EBITDA for the year ended 31 March 1998 have been derived on the same basis from the audited financial statements for the year ended 31 December 1997 and the unaudited Forms 10-Q for the quarters ended 31 March 1997 and 1998. Turnover, total group operating profit and proportionate turnover and EBITDA for the six months to 30 September 1998 have been derived from AirTouch's unaudited Forms 10-Q for the quarters ended

       30 June 1998 and 30 September 1998. Profit before taxes and preferred dividends and after minority interests in respect of AirTouch for the year ended 31 December 1997 was $714 million.
(iv) No adjustments have been made to restate AirTouch's accounting policies to be consistent with those of Vodafone.
(v) AirTouch's turnover, total group operating profit and proportionate turnover and EBITDA for each period stated above have been translated at an exchange rate of L1 : US$1.65, the sterling rate of exchange at the close of business on 15 January 1999.

NET ASSETS AND NET DEBT AT 30 SEPTEMBER 1998

                                       VODAFONE     AIRTOUCH   ADJUSTMENTS     PRO FORMA
                                      L'MILLION    L'MILLION     L'MILLION     L'MILLION
FIXED ASSETS
Intangible assets                           170        5,188        31,909         37,267
Tangible assets                           1,725        2,327                        4,052
Investments and other long term             331        2,308          (856)         1,783
  assets
                                      ---------    ---------    ----------      ---------
                                          2,226        9,823        31,053         43,102
                                      ---------    ---------    ----------      ---------

CURRENT ASSETS
Stocks                                       36           58                           94
Debtors                                     670          414                        1,084
Other current assets                          -          156                          156
Cash at bank                                  6           10                           16
                                      ---------    ---------    ----------      ---------
                                            712          638                        1,350

Creditors: amounts falling due           (1,550)        (738)                      (2,288)
  within one year
                                      ---------    ---------    ----------       ---------
Net current liabilities                    (838)        (100)                        (938)

                                      ---------    ---------    ----------      ---------
Total assets less current                 1,388        9,723        31,053         42,164
 liabilities
                                      ---------    ---------    ----------      ---------
Creditors: amounts falling due after
  more than one year and provisions        (782)      (2,953)       (2,668)        (6,403)
                                      ---------    ---------    ----------      ---------
Net assets                                  606        6,770        28,385         35,761
                                      ---------    ---------    ----------      ---------
                                      ---------    ---------    ----------      ---------


Net debt                                  1,172        1,784         3,485          6,441
                                      ---------    ---------    ----------      ---------
                                      ---------    ---------    ----------      ---------

Notes:
(i) The pro forma net assets have been derived from Vodafone's unaudited interim report for the six months ended 30 September 1998 and AirTouch's unaudited Form 10-Q for the quarter ended 30 September 1998.
(ii) The pro forma net assets have been adjusted, on the basis of estimates using publicly available information, to restate AirTouch's balance sheet to be broadly in accordance with Vodafone's accounting policies and to reflect the estimated goodwill arising on the acquisition of AirTouch in accordance with FRS10 (stated before fair value adjustments) and the cash element of the consideration.
(iii) AirTouch's net assets have been translated at a sterling : US dollar exchange rate of L1 : $1.65, the exchange rate at the close of business on 15 January 1999. The purchase consideration and additional debt have been translated at an exchange rate of L1 : $1.65.

CASH FLOWS

                                                                                                FOR THE SIX
                                                                   FOR THE YEAR ENDED           MONTHS ENDED
                                                                       31 MARCH                 30 SEPTEMBER
                                                               -------------------------       --------------
                                                                    1997            1998                1998
                                                               L'MILLION       L'MILLION           L'MILLION
NET CASH INFLOW FROM OPERATING ACTIVITIES, NET OF
  TAXATION AND SERVICING OF FINANCE
Vodafone                                                            485             680                  410
AirTouch                                                            471             549                  593
                                                               --------        --------          -----------
Combined                                                            956           1,229                1,003
                                                               --------        --------          -----------
                                                               --------        --------          -----------

NET CASH OUTFLOW FROM CAPITAL EXPENDITURE
Vodafone                                                            351             516                  331
AirTouch                                                            354             433                  321
                                                               --------        --------          -----------
Combined                                                            705             949                  652
                                                               --------        --------          -----------
                                                               --------        --------          -----------

NET CASH OUTFLOW FROM FINANCIAL INVESTMENT,
  ACQUISITIONS AND DISPOSALS
Vodafone                                                            467             358                   44
AirTouch                                                            316             292                  271
                                                               --------        --------          -----------
Combined                                                            783             650                  315
                                                               --------        --------          -----------
                                                               --------        --------          -----------

Note:
The cash flow information has been derived from the same source information and on the same basis as the profit and loss account information above.


The financial information contained in Appendix 1 and elsewhere in this document does not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985. Statutory consolidated accounts of Vodafone for the financial periods ended 31 March 1997 and 31 March 1998 received unqualified audit opinions, did not contain a statement under Section 237(2) or (3) of the Companies Act 1985 and have been delivered to the Registrar of Companies in England and Wales.

The consolidated financial statements of AirTouch for the financial periods ended 31 December 1996 and 31 December 1997 received unqualified audit opinions.

APPENDIX 2

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

This press release includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These statements are generally identified by the words "expect", "intend", "believe" and other similar expressions. In particular, statements regarding the consummation of the transaction are subject to risks that the closing conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained, that the stockholders' of either company will not approve the merger, that a superior acquisition proposal will be made for either company, or that tax-free treatment for US purposes for the Vodafone shares to be received by the AirTouch shareholders can not be achieved.

In addition, statements regarding the expected benefits of the transaction are subject to the risk that expected synergies will not be achieved and to the general risks associated with the companies' businesses, as described in their filings with the SEC, including AirTouch's Form 10-K for the year-ended 31 December 1997 and subsequent, Forms 10-Q and Forms 8-K and Vodafone's 20-F and 6-K.

Further information regarding the transaction and the companies will be set forth in AirTouch's Proxy Statement and Vodafone's Form F-4 related to the transaction, and investors should review those filings prior to making an investment decision.